EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS

OF

THORATEC CORPORATION

SHAREHOLDERS

     1. Annual Meeting. Unless the Board of Directors or the President of the corporation selects a different time or date, the annual meeting of shareholders shall be held at 11:00 a.m. on the first Tuesday of the fifth calendar month following the end of the corporation’s fiscal year. The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

     2. Special Meeting. Special meetings of share holders may be called at any time by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than one-tenth of the votes at the meeting.

     3. Place. Meetings of shareholders shall be held at the principal executive office of the corporation or at any other place, within or without California, which is designated by the Board of Directors or the President.

     4. Notice.

          (a) Annual and Special Meetings. A written notice of each meeting of shareholders shall be given not more than 60 days and, except as provided below, not less than 10 days before the meeting to each shareholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state (i) in the case of an annual meeting, those matters which the Board of Directors intends to present for action by the shareholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the shareholder at the address of such shareholder appearing on the books of the corporation, the address given by the shareholder to the corporation for the purpose of notice or as otherwise provided by law. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than 35 nor more than 60 days after receipt of the request.

          (b) Adjourned Meetings. Notice of an adjourned meeting need not be given if (i) the meeting is adjourned for 45 days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

          (c) Shareholder Business at Annual Meetings. To be properly brought before an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise brought before the annual meeting by any shareholder of the corporation who is a shareholder of record on the date of the giving of the notice provided for in Section 4(a) of these By-Laws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 4(c).

     For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date, then notice by the shareholder to be timely must be delivered not later than the close of business on the later (i) of the 90th day prior to the annual meeting and (ii) the 10th day following the day on which the date of the meeting is publicly announced. A “public announcement” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     The shareholder’s notice must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business and the reasons for conducting the business at the meeting, (iii) the name and address of the shareholder submitting the nomination or proposal, and the number of shares of the Corporation which are owned beneficially and of record by the shareholder, (iv) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business by the shareholder and any material interest of the shareholder in the business, and (v) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the business before the meeting.

     No business shall be conducted at an annual meeting except business brought before the meeting in accordance with the procedures set forth in this Section 4(c).

     5. Record Date. The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights or to exercise any rights. The record date shall be not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to such other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. Except as otherwise provided by law, when a record date is fixed, as provided herein, only shareholders on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation occurring after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days after the date set for the original meeting.

     6. Meeting Without Regular Call and Notice. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. Attendance of a shareholder at a shareholders’ meeting shall constitute a waiver of notice of such meeting unless, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

     7. Quorum and Required Vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of the meeting, except that if a quorum is present at the commencement of the meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of a majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

     8. Proxies. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person’s duly authorized attorney-

in-fact. A proxy must bear a date within 11 months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

     9. Voting. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. At every election of directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principle among as many candidates as desired. No shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates’ names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder’s intention to cumulate votes.

     10. Election Inspectors. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

     11. Action Without Meeting. Except as provided below or by the Articles of Incorporation, any action which may be taken at a meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give to those shareholders entitled to vote who have not consented in writing (i) a written notice at least 10 days before consummation of an action authorized by shareholders without a meeting covered by the following sections of the California Corporations Code: Section 310 (certain transactions involving interested directors), Section 317 (indemnification of corporate agents), Section 1201 (reorganizations) and Section 2007 (certain distributions of assets) and (ii) a written notice given promptly of the taking of any other action approved by shareholders without a meeting.

     12. Reports. The annual report to shareholders specified in Section 1501 of the California Corporations Code is dispensed with, except as the Board of Directors may otherwise determine, as long as there are less than 100 holders of record of the corporation’s shares. Any such annual report sent to shareholders shall be sent at least 15 days prior to the next annual meeting of shareholders.

     13. Lost Stock Certificates. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

BOARD OF DIRECTORS

     14. Number. The authorized number of directors of this corporation shall be not less than 5 nor more than 9. The exact number of directors shall be fixed by resolution of the Board of Directors. The indefinite number of directors may be changed or a definite number fixed without provision for an indefinite number by an amendment to the Articles of Incorporation or by amendment to these By-laws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. An amendment reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the maximum number of authorized directors to a number greater than two times the minimum number of directors minus one.

     15. Powers. Subject to the limitations imposed by law or contained in the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board of Directors.

     16. Election, Term of Office and Vacancies. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of any director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     17. Removal. Except as described below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal in the case of written consent, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes was cast or, if such action is taken by written consent, all shares entitled to vote were voted and (ii) the entire number of directors authorized at the time of the director’s most recent election were then being elected.

     18. Resignation. Any director may resign by giving notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. The resignation of a director shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     19. Compensation. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such service.

     20. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by the resolution of the Board of Directors, a committee may exercise all of the authority of the Board except:

          (a) the approval of any action which, under the California Corporations Code, must be approved by the outstanding shares or approved by the shareholders;

          (b) the filling of vacancies on the Board or any committee;

          (c) the fixing of compensation of the directors for serving on the Board or any committee;

          (d) the adoption, amendment or repeal of By-laws;

          (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range determined by the Board; and

          (g) the appointment of any other committees of the Board or the members of such committees.

     21. Inspection of Records and Properties. Each director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be conducted either by the director or the director’s agent or attorney. The right of inspection includes the right to copy and make extracts.

     22. Time and Place of Meetings and Telephone Meetings. Unless the Board of Directors determines otherwise, the Board shall hold a regular meeting during each quarter of the corporation’s fiscal year. One such meeting shall take place immediately following the annual meeting of shareholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice of the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, provided that all members so participating can hear each other.

     23. Call. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary; any Vice President or any two directors.

     24. Notice. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four days’ notice by mail or 48 hours’ notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice must specify the purpose of any regular or special meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, but if a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

     25. Meeting Without Regular Call and Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

     26. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

     27. Quorum and Required Vote. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Subject to the provisions of Section 310 (relating to certain transactions involving interested directors) and Section 317(e) (relating to indemnification of corporate agents) of the California Corporations Code, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

     28. Committee Meetings. The principles set forth in Sections 22 through 27 of these By-laws shall apply to committees of the Board of Directors and to actions taken by such committees.

     29. Indemnification of Directors, Officers, Employees and Certain Others.

          (a) Right of Indemnity. To the full extent permitted by law, this corporation shall indemnify its directors, officers, employees and other persons described in Section 317(a) of the California Corporations Code, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any “proceeding”, as that term is used in such Section and including an action by or in the right of the corporation, by reason of the fact that such person is or was a person described by such Section. “Expenses”, as used in this By-law, shall have the same meaning as in Section 317(a) of the California Corporations Code.

          (b) Approval of Indemnity. Upon written request to the Board of Directors by any person seeking indemnification under Section 317(b) or Section 317(c) of the California Corporations Code, the Board shall promptly determine in accordance with Section 317(e) of the Code whether the applicable standard of conduct set forth in Section 317(b) or Section 317(c) has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevent the formation of a quorum of directors who are not parties to such proceeding, the Board shall promptly call a meeting of shareholders. At such meeting, the shareholders shall determine in accordance with Section 317(e) of the Code whether the applicable standard of conduct set forth in Section 317(b) or Section 317(c) has been met and, if so, the shareholders present at the meeting in person or by proxy shall authorize indemnification.

          (c) Advancement of Expenses. To the full extent permitted by law and except as is otherwise determined by the Board of Directors in the specific instance, expenses incurred by a person seeking indemnification under this By-law in defending any proceeding covered by this By-law shall be advanced by the corporation prior to the final disposition of the proceeding upon receipt by the corporation of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation therefor.

OFFICERS

     30. Titles and Relation to Board of Directors. The officers of the corporation shall include a Chairman of the Board or a President or both, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

     31. Election, Term of Office and Vacancies. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. The Board may choose additional officers or fill vacant offices at any other time. No officer must be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time.

     32. Resignation. Any officer may resign at any time upon notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     33. Chairman of the Board; President. If the Board of Directors elects a Chairman of the Board, such officer shall preside over all meetings of the Board of Directors and of shareholders. If there be no Chairman of the Board, the President shall perform such duties. The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. If there be no Chairman of the Board, the President shall be the chief executive officer.

     34. Secretary. Unless otherwise determined by the Board of Directors or the chief executive officer, the Secretary shall have the following powers and duties:

          (a) Record of Corporate Proceedings. The Secretary shall attend all meetings of shareholders and the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the corporation or at such other place as the Board may determine. The Secretary shall keep at the corporation’s principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California, the original or a copy of these By-laws, as amended.

          (b) Record of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the corporation showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

          (c) Notices. The Secretary shall give such notices as may be required by law or these By-laws.

     35. Treasurer. Unless the Board of Directors designates another chief financial officer, the Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the Board of Directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation’s properties and business transactions, shall disburse such funds of the corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation.

     36. Other Officers. The other officers of the corporation, if any, shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

     37. Salaries. The Board of Directors shall fix the salary of the chief executive officer and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

AMENDMENT OF BY-LAWS

     38. By-laws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the Board of Directors, except that an amendment changing the authorized number of directors may only be adopted as provided in Section 14.

* * *

     This is to certify that the foregoing is a true and correct copy of the Amended By-laws of the corporation named in the title of these By-laws and that such By-laws were duly adopted by the Board of Directors of such corporation on February 25, 2005.

/s/ David A. Lehman
David A. Lehman Secretary